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                                                                  EXHIBIT 23(g)c

                               SECOND AMENDMENT TO
                                CUSTODY AGREEMENT


         This Second Amendment to Custody Agreement (the "Amendment") is made and entered into as of May 1, 2001 by and between Berger Institutional Products Trust, a Delaware business trust ("Trust"), with respect to Berger IPT-Growth and Income Fund (the "Fund"), a series of the Trust and State Street Bank and Trust Company ("State Street").

         WHEREAS, the Trust and Investors Fiduciary Trust Company ("IFTC") are parties to that certain Custody Agreement dated as of December 20, 1995 (the "Agreement") whereby the Trust appointed IFTC as custodian;

         WHEREAS, IFTC as a wholly owned subsidiary of State Street has been reorganized and the Custody Agreement has been assigned to State Street pursuant to the Assignment, Amendment and Consent dated March 1, 2000; and

         WHEREAS, the parties desire to amend the Custody Agreement in the manner herein set forth.

         NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Agreement is amended as follows:

         Change the name of the Berger IPT-Growth and Income Fund to Berger IPT-Large Cap Growth Fund.

         The Agreement, as amended, is to remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

STATE STREET BANK & TRUST COMPANY

By:
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Name:
     -----------------------------------
Title:
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BERGER INSTITUTIONAL PRODUCTS TRUST,
with respect to its series known as BERGER IPT-GROWTH AND INCOME FUND

By:
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Name:  Jack R. Thompson
Title: President